Exhibit 99.(h).4

AMENDED AND RESTATED

SERVICE AGREEMENT

THIS AGREEMENT (the “Agreement”) is amended and restated as of this 25th day of June, 2014, by and between the trusts listed in Appendix A (the “Trusts”), on behalf of themselves and each of their funds (except as noted) (the “Funds”) and John Hancock Advisers, LLC (“John Hancock”).

WHEREAS, each Trust desires to retain John Hancock to provide certain services to the Trust and the Funds as described below; and John Hancock is willing to provide such services in the manner and on the terms hereinafter set forth; and

WHEREAS, each Trust has entered into a Service Agreement with John Hancock dated as of January 1, 2014, and each party desires to amend and restate that Agreement;

NOW, THEREFORE, each Trust and John Hancock hereby agree as follows:

1.           Services. Subject to the general supervision of the Boards of Trustees of the Trusts (the “Boards of Trustees”), John Hancock will provide (a) to the Trusts and each of the Funds the services set forth below, and (b) to each of the Funds (if any) that is identified in Appendix B as a feeder fund (“Feeder Fund”) that invests substantially all of its assets in a corresponding master fund (“Master Fund”) having substantially similar investment objectives and policies, such additional services and functions set forth below, as are reasonably necessary for the operation of the Trusts and each Fund (“Services”). The Services, to the extent not required to be performed by John Hancock pursuant to an investment advisory agreement with respect to a Fund, include, but are not limited to:

A.	Legal services as follows:

(1)	Maintenance of each Fund’s registration statement and federal and state registration;

(2)	Preparation of certain notices and proxy materials furnished to shareholders of the Funds;

(3)	Preparation of periodic reports of each Fund to regulatory authorities, including Form N-SAR and Rule 24f-2 legal opinions;

(4)	Preparation of materials in connection with meetings of the Board of Trustees including minutes of the meeting and all Board Committee meetings;

(5)	Administration of the meetings of the Board of Trustees;

(6)	Preparation of written contracts, distributions plans, compliance procedures, corporate and trust documents and other legal documents;

(7)	Research advice and consultation about certain legal, regulatory and compliance issues;

(8)	Supervision, coordination and evaluation of certain services provided by outside counsel;

(9)	Responses to subpoenas and appropriate information requests for shareholder records; and

(10)	Management of litigation regarding the Funds.

B.	Tax Services as follows:

(1)	Arranging for, or participating in, the preparation and filing of all required tax returns for the Funds;

(2)	Review of required Fund distributions for excise, fiscal year-end and calendar year-end;

(3)	Review of “complex” securities purchased by the Funds;

(4)	Preparation of tax information that is included in a Fund’s Form 1099-DIV and distributed to third party intermediaries;

(5)	Preparation of financial statement tax adjustments and disclosures for the Funds;

(6)	Monitoring regulatory compliance with applicable IRS rules and regulations;

(7)	Preparation of tax provisions for excise, fiscal year-end and calendar year end;

(8)	Analysis and consultation regarding certain tax matters;

(9)	Oversight of tax services provided by auditing firms such as Ernst & Young; and

(10)	Review of final distributions relating to Fund mergers.

C.	Treasury Services as follows:

(1)	Review of each Fund’s net asset value on a daily (next day) basis;

(2)	Assessment and review of internal controls for the Funds at the custodian bank and perform custodian and fund accounting agent oversight;

(3)	Support for Fund dividend distributions including daily distributing funds;

(4)	Analysis and disposition of pricing errors including support for reimbursement of losses and reprocessing of fund shares;

(5)	Coordination and preparation of Board materials for Fund Administration, including materials for the annual Board meeting to review the Fund contracts;

(6)	Development of Accounting Policies;

(7)	Review of cash and securities reconciliations and aged exception items;

(8)	Review monthly custodian Operations Report and conduct periodic onsite risk reviews;

(9)	Review Fund prospectuses;

(10)	Monthly review of Statement of Condition/Trial Balance;

(11)	Oversight of Blue Sky filings;

(12)	Provide guidance to JH Investments on operational Fund structure and process flows;

(13)	Coordination and administration of Dividend Committee meetings; and

(14)	Prepare materials for monthly Risk and Investment Operations (RIO) meetings, including quarterly reporting to the Board.

D.	Valuation as follows:

(1)	Development and maintenance of Board approved pricing policies and procedures for the Funds;

(2)	Daily review of Fund market risk, such as suspended securities, significant events, price discrepancies and stale prices, including development of reports to identify market risk;

(3)	Development and maintenance of controls relating to valuation of Fund securities;

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(4)	Preparation of reports relating to the valuation risks including fair valuation of securities as prescribed in Board approved policies and procedures;

(5)	Conducting Pricing Committee meetings as needed and assist in the determination of fair valuation of securities;

(6)	Due Diligence of pricing vendors, including onsite visits;

(7)	Prepare materials for monthly Pricing Committee meetings, including quarterly reviews of selected asset classes;

(8)	Monitor for significant events;

(9)	Analyze fair value prices to market open;

(10)	Periodically evaluate trigger levels; and

(11)	Document fair value decisions.

E.	Financial Reporting and Performance as follows:

(1)	Preparation of financial data or reports required by the Securities and Exchange Commission or other regulatory authorities including the preparation of semi-annual and annual reports for the Funds;

(2)	Preparation of Form N-CSR, Form N-Q, Form N-SAR, Form N-MFP and CFTC reporting (as applicable) for the Funds;

(3)	Coordination of independent external audits for the Funds;
(4)	Administration and maintenance of the data management system;
(5)	Review of the investment performance of the Funds, including performance attribution, and preparation of reports relating to such performance;

(6)	Coordination and administration of CEO/CFO certification materials;

(7)	Coordination and administration of Accounting Policies Meeting;

(8)	Coordination and administration of Disclosure Controls & Procedures (DC&P) meetings;

(9)	Provide business analyst support for Fund Administration activities;

(10)	Maintain the Funds’ GAAP reporting policies;

(11)	Assist the Funds’ Audit Committees in annual fee proposals and monitor auditor independence;

(12)	Administer and review the pre-approval process for the Funds’ auditors regarding non-audit securities engagements;

(13)	Review and on-going maintenance of Fund financial statement disclosures;

(14)	Provide confirmation support for external audit;

(15)	Coordinate Closed End Funds annual financial statements and Audit Committee approval; and

(16)	Review all data feeds and analyze and resolve all exceptions.

F.	Compliance as follows:

(1)	Monitoring of post trade compliance by each Fund with applicable regulatory requirements, including the 1940 Act; the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002; Title V of the Gramm-Leach-Bliley Act (relating to the privacy of customer information); the Bank Secrecy Act (relating to money-laundering); and the Internal Revenue Code of 1986, as amended, and the rules and regulations under each thereof;

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(2)	Review and processing of Fund litigation claims and settlements;

(3)	Testing of policies and procedures relating to Fund Administration compliance services for the Funds;

(4)	Maintenance of Fund Administration policies and procedures;

(5)	Develop ad-hoc reporting on compliance related matters;

(6)	Review of sub-adviser compliance materials;

(7)	Administration and filing of Form N-PX; and

(8)	Coordination with internal audit review.

G.	Service Provider Oversight (Vendor Management) as follows:

(1)	Assistance in the selection of service providers;

(2)	Negotiation of existing service provider agreements including appropriate amendments thereto;

(3)	Monitoring the performance of and the quality of services provided by service providers under such agreements including the review of vendor reports, performance measurement reporting (“scorecards”) and periodic due diligence reviews;

(4)	Review and assess known compliance violations with service providers;

(5)	Monitoring service providers’ compliance with applicable regulatory requirements;

(6)	Preparing compliance, risk, and financial reporting dashboards for service providers;

(7)	Reporting periodically to the Board of Trustees on the service providers and the services provided to the Trust and the Funds;

(8)	Responding to requests from regulators regarding the service providers;

(9)	Establish a philosophy and framework for effective management and oversight of Fund service providers including conducting on-site due diligence visits as necessary;

(10)	Development and review of Service Level Agreements as needed;

(11)	Monitor news events regarding Funds’ vendor relationships; and

(12)	Prepare materials and coordinate key vendor periodic executive meetings.

H.	Portfolio and Cash Management Services

(1)	Coordinate and execute transactions relating to the Funds such as Fund mergers, subadviser changes, Fund rebalancing and Fund asset transfers (collectively, “Fund Events”);

(2)	Review matters relating to Fund mergers, Fund launches and Fund liquidations;

(3)	Administer the Fund Commission Recapture Program;

(4)	Review bank overdraft changes;

(5)	Administer transition management program;

(6)	Analyze merger related costs;

(7)	Monitor the cash management of the Funds;

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(8)	Administer and monitor the compliance with the Fund Line of Credit for Closed End funds;

(9)	Monitor collateral relating to derivatives, financing arrangements, Fund investments and accounts supporting bank lines of credit;

(10)	Prepare N-14 pro-forma merger related information and financial statements for other Fund transactions;

(11)	Coordinate operational activities associated with Fund of Funds rebalancing;

(12)	Oversight of securities lending, including the coordination and administration of the Securities Lending Working Group;

(13)	Oversight of the Interfund Lending Program;

(14)	Review of security lending income received by the Funds;

(15)	Review of commission recapture income received by the Funds;

(16)	Preparation of materials for Complex Securities Committee meetings;

(17)	Review of “complex” securities purchased by the Funds;

(18)	Review of financing break even analysis for Closed End Funds;

(19)	Review of contractual covenants and coordination of de-leveraging events; associated with closed-end Fund lines of credit; and

(20)	Provide advice and consultative services as required for Fund events such as subadviser reassignments and fund liquidations.

I.	Fund Administration Solutions

(1)	Conduct monthly Fund Administration project prioritization meetings with senior management;

(2)	Develop the master project list, prioritization schedule and Project Management Office staffing model;

(3)	Adhere to Manulife’s corporate Information Technology project prioritization procedures (i.e. Project Gating and Steering Committee participation);

(4)	Facilitate project meetings and the development of business requirements, project plans and summary dashboard reporting documents; execute select projects; and

(5)	Coordinate activities with internal and external Information Technology representatives.

J.	Additional Services to Feeder Funds:

(1)	Assist in the development of information and reports to the Board of Trustees (i) to enable it to make all necessary decisions regarding whether to invest the assets of a Feeder Fund in shares of a particular Master Fund and (ii) as may be requested by the Board of Trustees from time to time;

(2)	Coordination with the board of directors, officers and service providers of each Master Fund for purposes of obtaining all information, reports, certifications, signatures and other materials reasonably necessary for preparing and filing of its corresponding Feeder Fund’s registration statement, shareholder reports and other reports that may be filed pursuant to applicable securities laws and regulations;

(3)	Effecting daily trades into or from each Master Fund, settling all such transactions and performing trading and settlement reconciliations;

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(4)	Facilitation of distributing Master Fund proxy solicitation materials to corresponding Feeder Fund shareholders and/or coordinating with officers and service providers of each Master Fund the incorporation of its proxy information into its corresponding Feeder Fund proxy solicitation materials; and

(5)	Coordination with officers and service providers of each Master Fund for purposes of enabling its corresponding Feeder Fund to compile and maintain such books and records as may be legally required or reasonably necessary or prudent for such Feeder Fund to compile and maintain.

K.	Expense Services

(1)	Preparation of expense budget for each Fund;

(2)	Preparation of Form 24f-2 notices for each Fund;

(3)	Calculation of expense information included in Fund registration statements;

(4)	Monitoring of Fund expense caps and waivers;

(5)	Perform 18f-3 reviews;

(6)	Review of Fund expenses and authorization for disbursement; and

(7)	Completion and review of 12b-1 expense cap calculations.

In connection with its provision of the Services, John Hancock will

(1)	Provide such staff and personnel as are reasonably necessary to perform the Services for the Trusts and the Funds. Without limiting the generality of the foregoing, such staff and personnel shall be deemed to include officers of John Hancock and its affiliates, and persons employed or otherwise retained by John Hancock, to provide or assist in providing the Services to the Trusts and the Funds; and

(2)	Provide the Trusts and the Funds with all office facilities to perform the Services.

The Services do not include services performed and personnel provided pursuant to contracts with the Trust or the Funds by third-party custodians, transfer agents and other service providers.

2.          Compensation. In consideration for the Services provided to the Trusts and the Funds by John Hancock and its affiliates pursuant to this Agreement, each Fund will pay John Hancock such fee or other compensation as may be approved by the Board of Trustees from time to time and set forth in Appendix C hereto as the same may be amended from time to time. Any Services provided by a person or entity other than John Hancock and its affiliates, including, without limitation, services provided by attorneys not affiliated with John Hancock, are not covered under this Agreement and are an expense of the Funds.

3.          No Partnership or Joint Venture. Each Trust, on behalf of itself and each of its Funds, and John Hancock are not partners of or joint venturers with each other, and nothing herein shall be construed so as to make any of the Trusts, on behalf of itself or any of its Funds, and John Hancock partners or joint venturers or impose any liability as such on the Trust, any Fund or John Hancock.

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4.          Limitation of Liability. John Hancock shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by John Hancock in the performance of its duties or from reckless disregard by John Hancock of its obligations under this Agreement. Any person, even though also employed by John Hancock, who may be or become an employee of and paid by any of the Trusts shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trusts and not as John Hancock’s employee or agent.

5.          Duration and Termination of Agreement. This Agreement shall remain in effect until the second anniversary of the date on which it was executed, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a majority of the Board of Trustees and a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of any of the Trusts or John Hancock. The Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty by any of the Trusts on behalf of itself or any of its Funds (by vote of a majority of the Trustees of the Trust) or by John Hancock.

6.          Amendment. No provision of this Agreement may be amended, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

7.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law provisions thereof.

8.          Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A copy of the Declaration of Trust of each Trust which is organized as a Massachusetts business trust is on file with the Secretary of State of the Commonwealth of Massachusetts and provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust, but that only the assets belonging to the Trust, or to the particular Fund with respect to which an obligation or claim arose, shall be liable.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

JOHN HANCOCK ADVISERS, LLC

By:	/s/ Charles A. Rizzo
	Name:	Charles A. Rizzo
	Title:	Chief Financial Officer

By all the Trusts listed in Appendix A

By:	/s/ Andrew Arnott
	Name:	Andrew Arnott
	Title:	President

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Appendix A

John Hancock Bond Trust

On behalf of each of its series

John Hancock Current Interest

On behalf of each of its series

John Hancock Funds II

On behalf of each of its series

John Hancock Funds III

On behalf of each of its series

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

On behalf of each of its series (except John Hancock Large Cap Equity Fund)

John Hancock Investment Trust II

On behalf of each of its series

John Hancock Investors Trust

John Hancock Municipal Securities Trust

On behalf of each of its series

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Sovereign Bond Fund

On behalf of each of its series

John Hancock Strategic Series

On behalf of each of its series

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Tax-Exempt Series Fund

On behalf of each of its series

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Appendix B

The Feeder Funds are as follows:

None

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Appendix C

Compensation

Each Fund listed in Appendix A shall reimburse John Hancock for its expenses associated with providing all such Services described in this Agreement, including (a) direct compensation and related personnel expenses, (b) direct expenses of office space, office equipment, utilities and miscellaneous office expenses (“Office Support”), (c) direct expenses of computer hardware and software (and the development thereof) used to support John Hancock in providing such Services and IT support relating to such computer hardware and software, (d) other reasonable direct expenses incurred by John Hancock in providing Services to the Funds including, without limitation, expenses related to services provided by third parties such as Charles River, GainsKeeper and Confluence, Bloomberg to John Hancock that are related to John Hancock’s provision of Services to the Funds and (e) overhead expenses (including Manulife Financial Corporation (“Manulife”) corporate overhead) related to Office Support and personnel who provide services to each Fund (the “Reimbursement”), provided that overhead expenses related to Office Support shall not exceed levels that are allocated ordinarily to other Manulife business units. John Hancock shall determine, subject to Board approval, the expenses to be reimbursed by each Fund; provided, however, that such expenses shall not exceed levels that are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. The Reimbursement shall be calculated and paid monthly in arrears.

C-1